Exhibit 99

NEWS

CONTACT:	Tom Marder

(301) 380-2553

thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS FIRST QUARTER RESULTS

BETHESDA, MD – April 23, 2009 – Marriott International, Inc. (“Marriott”) (NYSE:MAR) today reported first quarter 2009 adjusted income from continuing operations attributable to Marriott of $87 million, a 29 percent decline over the year-ago quarter, and adjusted diluted earnings per share (“EPS”) from continuing operations attributable to Marriott shareholders of $0.24, down 27 percent. The company’s EPS guidance for the 2009 first quarter, disclosed on February 12, 2009, totaled $0.13 to $0.15.

Adjusted results for the 2009 first quarter exclude $129 million pretax ($84 million after-tax and $0.23 per diluted share) of restructuring costs and other charges resulting from the continued soft lodging and timeshare demand environment. Restructuring costs reflecting additional severance costs totaled $2 million pretax. Other charges totaled $127 million pretax and included charges against lodging and timeshare assets, and reserves for loan losses and security deposits. Of the total restructuring costs and other charges, cash payments are expected to be only $2 million. See the table on page A-9 of the accompanying schedules for the detail of these restructuring costs and other charges and their placement on the Consolidated Statements of Income.

Adjusted results for the 2009 first quarter also exclude $26 million of non-cash charges ($0.07 per diluted share) in the provision for income taxes primarily related to the treatment of funds received from certain foreign subsidiaries that is in ongoing discussions with the Internal Revenue Service (“IRS”).

The reported loss from continuing operations attributable to Marriott was $23 million in the first quarter of 2009 compared to reported income from continuing operations attributable to Marriott of $122 million in the year-ago quarter. Reported diluted losses per share from continuing operations attributable to Marriott shareholders was $0.06 in the first quarter of 2009 compared

1

to diluted EPS from continuing operations attributable to Marriott shareholders of $0.33 in the first quarter of 2008.

J.W. Marriott, Jr., chairman and chief executive officer of Marriott International, said, “Not surprisingly, the lodging industry and Marriott International continue to feel the impact of the global economic downturn. At the same time, however, we are finding new ways of controlling costs and driving revenue.

“Despite an almost 20 percent decline in revenue per available room for our worldwide company-operated hotels, our teams performed incredibly well to limit house profit margin declines to 340 basis points, ahead of our expectations. Our strong brands continue to drive significant revenue premiums compared to their competitors. We’ve launched enhancements to our flagship Marriott Rewards program to enhance the loyalty of our most frequent customers even more. From Marriott.com to our travel partnership programs, we’re making it easier for guests to choose and book our brands.

“Despite the downturn, we’re moving ahead. The strength of our business model was apparent during the quarter, earning the company $256 million in total hotel management and franchise fees and generating $215 million in adjusted earnings before interest expense, taxes, depreciation and amortization. Adjusted general and administrative costs were reduced by 16 percent, and total debt, net of cash, declined by $152 million. In March, we completed a timeshare note sale, and we’re still on track to open over 30,000 rooms in 2009. With lower costs, strong brands, an extensive global hotel development pipeline, and a solid balance sheet, Marriott is well positioned for long-term success.”

In the 2009 first quarter (12-week period from January 3, 2009 to March 27, 2009), REVPAR for the company’s comparable worldwide company-operated properties declined 19.6 percent (17.8 percent using constant dollars) and REVPAR for the company’s worldwide comparable systemwide properties declined 17.3 percent (16.2 percent using constant dollars).

International comparable company-operated REVPAR declined 24.1 percent (17.0 percent using constant dollars), including a 13.4 percent decline in average daily rate (5.3 percent using constant dollars) in the first quarter of 2009.

2

In North America comparable company-operated REVPAR declined 18.0 percent and comparable systemwide REVPAR declined 16.2 percent. REVPAR at the company’s comparable company-operated North American full-service and luxury hotels (including Marriott Hotels & Resorts, The Ritz-Carlton and Renaissance Hotels & Resorts) was down 17.0 percent driven by an 8.2 percent decline in average daily rate.

Marriott’s 2009 fiscal first quarter began on January 3, 2009, while the prior year’s first quarter included the New Year’s holiday. For North American hotels, the first quarter of 2008 included the negative impact of the week preceding Easter, while, for 2009, the week preceding Easter was in the second quarter. If North American REVPAR for the 2009 first quarter was calculated for the twelve weeks beginning on December 27, 2008, REVPAR would have declined by an average of 21.0 percent across North American comparable company-operated hotels.

Marriott added 53 new properties (8,814 rooms) to its worldwide lodging portfolio in the 2009 first quarter, including a JW Marriott and a Ritz-Carlton in Shenzhen, China. Five properties (805 rooms) were converted from competitor brands and four limited-service franchised properties (477 rooms) exited the system during the quarter. At quarter-end, the company’s lodging group encompassed 3,227 properties and timeshare resorts for a total of nearly 570,000 rooms. The company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development totaled over 115,000 rooms.

Reported results for the 2009 first quarter, the adjusted results and the associated reconciliations are shown on pages A-1 and A-9 of the accompanying schedules. The following paragraphs reflect adjusted results where indicated.

MARRIOTT REVENUES totaled approximately $2.5 billion in the 2009 first quarter compared to $2.9 billion for the first quarter of 2008. Base management and franchise fees declined 13 percent to $213 million reflecting worldwide declines in REVPAR offset in part by fees from new hotels. With continued soft lodging demand trends worldwide, first quarter incentive management fees declined 42 percent. The percentage of company-operated hotels earning incentive management fees declined to 25 percent in the 2009 first quarter compared to 52 percent in the year-ago quarter. Approximately 55 percent of incentive management fees came

3

from hotels outside of North America in the 2009 quarter compared to about 45 percent in the 2008 quarter.

Worldwide comparable company-operated house profit margins declined 340 basis points in the first quarter reflecting weak REVPAR offset by efficiency improvements at the property level. House profit margins for comparable company-operated properties outside North America declined 310 basis points. North American comparable company-operated house profit margins declined 360 basis points from the year-ago quarter.

Owned, leased, corporate housing and other revenue, net of direct expenses, declined 50 percent in the 2009 first quarter, to $13 million, primarily reflecting lower operating results at owned and leased properties and lower termination fees.

First quarter adjusted Timeshare segment contract sales declined to $157 million reflecting continued soft demand and excluding the $28 million allowance for anticipated residential and fractional contract cancellations recorded in the quarter.

In the first quarter of 2009, adjusted Timeshare sales and services revenue declined 31 percent to $226 million reflecting lower demand for timeshare, fractional, residential products and timeshare rentals, partially offset by favorable reportability. Adjusted Timeshare sales and services revenue, net of expenses, totaled $5 million for the quarter.

Adjusted Timeshare segment results, which includes timeshare sales and services revenue, net of direct expenses, as well as base management fees, equity earnings, minority interest and general, administrative and other expenses associated with the timeshare business, totaled $1 million in the 2009 first quarter compared to $4 million in the prior year quarter.

ADJUSTED GENERAL, ADMINISTRATIVE and OTHER expenses for the 2009 first quarter totaled $136 million, a 16 percent decline from $162 million in the year-ago quarter. The 2009 first quarter reflected the benefit of cost reductions throughout the organization, particularly associated with lodging development and the Timeshare segment and lower incentive compensation, partially offset by higher receivable reserves. The 2008 first quarter included an

4

$8 million favorable impact associated with deferred compensation (offset by a similar increase in the provision for taxes) compared to a $5 million favorable impact in the 2009 quarter.

GAINS AND OTHER INCOME totaled $25 million and included a $21 million gain on the extinguishment of debt and $3 million of gains on the sale of real estate and other income and $1 million of preferred returns from joint venture investments. The prior year’s first quarter gains totaled $3 million largely generated by preferred returns from joint venture investments.

INTEREST EXPENSE decreased $13 million in the first quarter primarily due to lower interest rates and lower debt balances.

ADJUSTED EQUITY IN EARNINGS (LOSSES) totaled a $3 million loss in the quarter compared to $27 million in earnings in the year-ago quarter. Losses in the 2009 first quarter primarily reflected lower operating results in one joint venture. Equity earnings in the 2008 first quarter included a $15 million gain on the sale of a joint venture’s assets, insurance proceeds of $6 million received through a joint venture and $7 million in earnings from a timeshare joint venture project.

BALANCE SHEET

At the end of first quarter 2009, total debt was $2,977 million and cash balances totaled $168 million, compared to $3,095 million in debt and $134 million of cash at year-end 2008. The company repurchased $122 million of its Senior Notes during the quarter. As of the end of the first quarter 2009, Marriott had drawn down $1.0 billion under its $2.4 billion bank revolver.

Weighted average fully diluted shares outstanding totaled 356.7 million in the 2009 first quarter compared to 371.9 million in the year-ago quarter. The remaining share repurchase authorization, as of March 27, 2009, totaled 21.3 million shares. No share repurchases are planned in 2009.

OUTLOOK

While Marriott typically provides a range of guidance for future performance, the current global economic and financial climate continues to make predictions very difficult. For the second quarter of 2009, the company expects North American comparable systemwide REVPAR to

5

decline 22 to 25 percent and comparable systemwide REVPAR outside North America to decline roughly 17 to 20 percent on a constant dollar basis. Based on those assumptions, total fee revenue could total $245 million to $255 million and owned, leased, corporate housing and other revenue, net of direct expenses, could total $10 million to $15 million.

In the second quarter, the company expects Timeshare sales and services revenue, net of direct expenses, to total about $10 million. Second quarter Timeshare contract sales are expected to total $175 million to $185 million.

The company expects that general, administrative and other expenses will decline from $184 million in 2008 to about $135 million to $140 million in the second quarter of 2009, a decline of roughly 25 percent from 2008.

Based upon the above assumptions, the company expects adjusted diluted EPS from continuing operations attributable to Marriott shareholders for the 2009 second quarter to total $0.20 to $0.23.

For the full year 2009, the company expects the business environment to remain unpredictable and, therefore, is unable to give its typical annual guidance. Instead, the company is providing the following assumptions, which it is using internally for planning purposes. For systemwide hotels outside North America, the company assumes a 13 to 16 percent decline in REVPAR on a constant dollar basis. For North American comparable systemwide hotels, the company assumes a 17 to 20 percent decline in REVPAR. Room growth is expected to total over 30,000 rooms in 2009 as most hotels expected to open are already under construction or undergoing conversion from other brands. All in all, fee revenue under these assumptions could total roughly $1,050 million to $1,100 million in 2009. The company estimates that incentive management fees in 2009 would derive largely from international markets. Owned, leased, corporate housing and other revenue, net of direct expenses, could total $55 million to $65 million in 2009.

The timeshare business is more complex to forecast and model, particularly in this weak economic environment. In 2009, if adjusted Timeshare segment contract sales total roughly $800 million, then adjusted Timeshare sales and services revenue, net of direct expenses, could total approximately $55 million. Base management fees associated with the timeshare business

6

are likely to increase and timeshare site, regional and corporate overhead is likely to decline in 2009. Rental demand remains weak, in part due to a change in marketing strategy, and maintenance fees on unsold units are likely to increase. In addition, recent reductions in timeshare inventory spending are expected to slow reportability of revenue at some projects. While the company expects to complete an additional timeshare note sale in 2009, pricing is likely to remain unfavorable, so no note sale gain is assumed. Under this scenario, adjusted Timeshare segment results for 2009 could total approximately $30 million.

The company anticipates that adjusted general, administrative and other expenses will decline from $751 million to about $580 million to $600 million reflecting substantial savings compared to 2008 as a result of restructuring efforts and cost controls.

While the company cannot forecast results with any certainty, based upon the above assumptions, adjusted diluted EPS from continuing operations attributable to Marriott shareholders for 2009 could total $0.88 to $1.02 and, assuming the investment spending levels below, debt levels, net of cash, could decline $600 million to $650 million by year-end 2009.

The company expects investment spending in 2009 will decline by at least 50 percent from 2008 levels to approximately $350 million to $400 million, including $30 million for maintenance capital spending, $90 million to $105 million for capital expenditures, $70 million to $80 million for net timeshare development, $80 million to $90 million in new mezzanine financing and mortgage loans, $40 million to $55 million for contract acquisition costs and $40 million in equity and other investments (including timeshare equity investments).

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, April 23, 2009 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until April 23, 2010. The webcast will also be available as a podcast from the same site.

The telephone dial-in number for the conference call is 719-325-4772. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, April 23, 2009 until 8 p.m. ET, Thursday, April 30, 2009. To access the replay, call 719-457-0820. The reservation number for the recording is 3567846.

7

Note: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earnings trends, estimates and assumptions; statements concerning the number of lodging properties we expect to add in the future; our expected cost savings, investment spending and share repurchases; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the depth and duration of the current recession in the lodging industry and the economy generally; supply and demand changes for hotel rooms, vacation ownership, condominiums, and corporate housing; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; and other risk factors identified in our most recent annual or quarterly report on Form 10-K or Form 10-Q; any of which could cause actual results to differ materially from those expressed in or implied by the statements herein. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT INTERNATIONAL, Inc. (NYSE:MAR) is a leading lodging company with more than 3,200 lodging properties in 66 countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, Renaissance, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn, SpringHill Suites and Bulgari brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club, The Ritz-Carlton Club and Grand Residences by Marriott brands; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. The company is headquartered in Bethesda, Maryland, USA and had approximately 146,000 employees at 2008 year-end. It is recognized by BusinessWeek as one of the 100 best global brands, by FORTUNE® as one of the best companies to work for, and by the U.S. Environmental Protection Agency (EPA) as Partner of the Year since 2004. In fiscal year 2008, Marriott International reported sales from continuing operations of nearly $13 billion. For more information or reservations, please visit our web site at www.marriott.com. For an interactive online version of Marriott’s 2008 Annual Report, which includes a short video message from Chairman and CEO J.W. Marriott, Jr., visit www.marriott.com/investor.

IRPR#1

Tables follow

8

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

		Adjustments
	As Reported 12 Weeks Ended March 27, 2009	Restructuring Costs & Other Charges	Certain Tax Items	As Adjusted 12 Weeks Ended March 27, 2009 **	As Reported 12 Weeks Ended March 21, 2008	Percent Better/ (Worse) Adjusted 2009 vs. 2008 As Reported
REVENUES
Base management fees	$125	$—	$—	$125	$148	(16)
Franchise fees	88	—	—	88	96	(8)
Incentive management fees	43	—	—	43	74	(42)
Owned, leased, corporate housing and other revenue [1]	220	—	—	220	270	(19)
Timeshare sales and services [2]	209	17	—	226	326	(31)
Cost reimbursements [3]	1,810	—	—	1,810	2,033	(11)

Total Revenues	2,495	17	—	2,512	2,947	(15)

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing—direct [4]	207	—	—	207	244	15
Timeshare—direct	220	1	—	221	313	29
Reimbursed costs	1,810	—	—	1,810	2,033	11
Restructuring costs [5]	2	(2)	—	—	—	*
General, administrative and other [6]	174	(38)	—	136	162	16

Total Expenses	2,413	(39)	—	2,374	2,752	14

OPERATING INCOME	82	56	—	138	195	(29)

Gains and other income [7]	25	—	—	25	3	733
Interest expense	(29)	—	—	(29)	(42)	31
Interest income	6	—	—	6	11	(45)
(Provision for) reversal of loan losses	(42)	42	—	—	2	(100)
Equity in (losses) earnings [8]	(34)	31	—	(3)	27	(111)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	8	129	—	137	196	(30)

Provision for income taxes	(33)	(45)	26	(52)	(75)	31

(LOSS) / INCOME FROM CONTINUING OPERATIONS	(25)	84	26	85	121	(30)

Discontinued operations—Synthetic Fuel, net of taxes [9]	—	—	—	—	(1)	100

NET (LOSS) / INCOME	(25)	84	26	85	120	(29)

Add: Net losses attributable to noncontrolling interests, net of tax	2	—	—	2	1	100

NET (LOSS) / INCOME ATTRIBUTABLE TO MARRIOTT	$(23)	$84	$26	$87	$121	(28)

EARNINGS PER SHARE—Basic
(Losses) / earnings from continuing operations attributable to Marriott shareholders	$(0.06)	$0.24	$0.07	$0.25	$0.34	(26)
Earnings from discontinued operations attributable to Marriott shareholders [9]	—	—	—	—	—	*

(Losses) / earnings per share attributable to Marriott shareholders	$(0.06)	$0.24	$0.07	$0.25	$0.34	(26)

EARNINGS PER SHARE—Diluted
(Losses) / earnings from continuing operations attributable to Marriott shareholders	$(0.06)	$0.23	$0.07	$0.24	$0.33	(27)
Earnings from discontinued operations attributable to Marriott shareholders [9]	—	—	—	—	—	*

(Losses) / earnings per share attributable to Marriott shareholders	$(0.06)	$0.23	$0.07	$0.24	$0.33	(27)

Basic Shares	350.6	350.6	350.6	350.6	354.3
Diluted Shares [10]	350.6	356.7	356.7	356.7	371.9

RECONCILIATION OF (LOSS) / INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MARRIOTT:

CONSOLIDATED (LOSS) / INCOME FROM CONTINUING OPERATIONS	$(25)	$84	$26	$85	$121	(30)

Add: Losses from continuing operations attributable to noncontrolling interests, net of tax	2	—	—	2	1	100

(LOSS) / INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MARRIOTT	$(23)	$84	$26	$87	$122	(29)

*		Percent can not be calculated.
**		Denotes non-GAAP financial measures. Please see page A-13 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
1	–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees and other revenue.
2	–	Timeshare sales and services includes total timeshare revenue except for base management fees, cost reimbursements, real estate gains and joint venture earnings. Timeshare sales and services also includes gains / (losses) on the sale of timeshare note receivable securitizations.
3	–	Cost reimbursements include reimbursements from lodging properties for Marriott-funded operating expenses.
4	–	Owned, leased and corporate housing—direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.
5	–	Restructuring costs include severance charges as a result of Timeshare and above-property personnel reductions.
6	–	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
7	–	Gains and other income includes gains and losses on the sale of real estate, gains on note sales or repayments (except timeshare note securitizations gains), sale of joint ventures, gains on debt extinguishment and income from cost method joint ventures.
8	–	Equity in (losses) earnings includes our equity in (losses) / earnings of unconsolidated equity method joint ventures.
9	–	Discontinued operations relates to our Synthetic Fuel business which was shut down and substantially all the assets liquidated at December 28, 2007.
10	–	Basic and fully diluted weighted average common shares outstanding used to calculate earnings per share from continuing operations for the period in which we had a loss are the same because inclusion of additional equivalents would be anti-dilutive.

MARRIOTT INTERNATIONAL, INC.

BUSINESS SEGMENTS

($ in millions)

	Quarter Ended		Percent Better/
	March 27, 2009	March 21, 2008	(Worse)
REVENUES

North American Full-Service	$1,166	$1,307	(11)
North American Limited-Service	441	488	(10)
International	247	352	(30)
Luxury	351	387	(9)
Timeshare	277	402	(31)

Total segment revenues [1]	2,482	2,936	(15)
Other unallocated corporate	13	11	18

Total	$2,495	$2,947	(15)

INCOME / (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MARRIOTT

North American Full-Service	$69	$95	(27)
North American Limited-Service	33	86	(62)
International	37	64	(42)
Luxury	(22)	26	(185)
Timeshare [2]	(17)	4	(525)

Total segment financial results [1]	100	275	(64)
Other unallocated corporate	(24)	(48)	50
Interest income, provision for loan losses and interest expense	(65)	(29)	(124)
Income taxes [2]	(34)	(76)	55

Total	$(23)	$122	(119)

[1]

We consider segment revenues and segment financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the revenues and results of our lodging operations to those of other lodging companies.

[2]

We allocate noncontrolling interests of our consolidated subsidiaries to our segments. Accordingly, noncontrolling interests of our consolidated subsidiaries of $2 million for the 2009 first quarter as reflected in our income statement, was allocated as follows: $3 million to our Timeshare segment and $(1) million to Provision for income taxes. For the 2008 first quarter, noncontrolling interests of $1 million was allocated as follows: $2 million to our Timeshare segment and $(1) million to Provision for income taxes.

MARRIOTT INTERNATIONAL, INC.

TOTAL LODGING PRODUCTS 1

	Number of Properties			Number of Rooms/Suites
Brand	March 27, 2009	March 21, 2008	vs. March 21, 2008	March 27, 2009	March 21, 2008	vs. March 21, 2008
Domestic Full-Service
Marriott Hotels & Resorts	349	343	6	138,931	136,875	2,056
Renaissance Hotels & Resorts	76	75	1	28,047	27,456	591
Domestic Limited-Service
Courtyard	738	697	41	103,042	97,141	5,901
Fairfield Inn	574	527	47	51,052	46,601	4,451
SpringHill Suites	217	186	31	25,128	21,457	3,671
Residence Inn	558	529	29	66,730	63,019	3,711
TownePlace Suites	166	145	21	16,643	14,522	2,121
International
Marriott Hotels & Resorts	185	178	7	55,740	51,966	3,774
Renaissance Hotels & Resorts	66	68	(2)	22,536	22,400	136
Courtyard	83	73	10	16,222	13,827	2,395
Fairfield Inn	9	8	1	1,109	949	160
SpringHill Suites	1	1	—	124	124	—
Residence Inn	16	18	(2)	2,389	2,611	(222)
Marriott Executive Apartments	21	18	3	3,337	2,887	450
Luxury
The Ritz-Carlton—Domestic	37	36	1	11,652	11,437	215
The Ritz-Carlton—International	34	32	2	10,477	9,754	723
Bulgari Hotels & Resorts	2	2	—	117	117	—
The Ritz-Carlton Residential	24	19	5	2,539	1,823	716
The Ritz-Carlton Serviced Apartments	3	2	1	478	387	91
Timeshare [2]
Marriott Vacation Club	51	49	2	11,803	11,392	411
The Ritz-Carlton Club—Fractional	10	7	3	456	388	68
The Ritz-Carlton Club—Residential	3	3	—	149	144	5
Grand Residences by Marriott—Fractional	2	2	—	241	248	(7)
Grand Residences by Marriott—Residential	2	1	1	91	65	26

Sub Total Timeshare	68	62	6	12,740	12,237	503

Total	3,227	3,019	208	569,033	537,590	31,443

Number of Timeshare Interval, Fractional and Residential Resorts
	Total Properties [2]	In Active Sales [3]
100% Company-Developed
Marriott Vacation Club	51	28
The Ritz-Carlton Club and Residences	10	8
Grand Residences by Marriott and Residences	4	4

Joint Ventures
The Ritz-Carlton Club and Residences	3	3

Total	68	43

[1]	Total Lodging Products excludes the 2,157 and 2,153 corporate housing rental units as of March 27, 2009 and March 21, 2008, respectively.
[2]	Includes resorts that are in active sales and those that are sold out. Residential properties are captured once they possess a certificate of occupancy.
[3]	Products in active sales may not be ready for occupancy.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties[1]

	Two Months Ended February 28, 2009 and February 29, 2008
	REVPAR		Occupancy			Average Daily Rate
Region	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Caribbean & Latin America	$143.65	-14.4%	69.2%	-8.6	% pts.	$207.66	-3.7%
Continental Europe	$85.87	-19.6%	53.2%	-9.1	% pts.	$161.33	-5.9%
United Kingdom	$81.45	-14.8%	62.9%	-5.7	% pts.	$129.53	-7.2%
Middle East & Africa	$103.42	-10.5%	66.5%	-9.7	% pts.	$155.41	2.5%
Asia Pacific[2]	$77.66	-21.5%	58.5%	-9.7	% pts.	$132.72	-8.5%

Regional Composite[3]	$94.66	-17.1%	60.4%	-8.4	% pts.	$156.69	-5.5%

International Luxury[4]	$191.56	-17.0%	56.1%	-9.0	% pts.	$341.39	-3.7%

Total International[5]	$104.85	-17.0%	60.0%	-8.5	% pts.	$174.87	-5.3%

Worldwide[6]	$94.74	-17.8%	60.3%	-7.5	% pts.	$157.09	-7.6%

Comparable Systemwide International Properties[1]

	Two Months Ended February 28, 2009 and February 29, 2008
	REVPAR		Occupancy			Average Daily Rate
Region	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Caribbean & Latin America	$119.73	-14.1%	63.6%	-7.0	% pts.	$188.32	-4.7%
Continental Europe	$84.26	-18.5%	52.1%	-8.8	% pts.	$161.87	-4.7%
United Kingdom	$79.45	-15.2%	61.5%	-6.0	% pts.	$129.13	-6.9%
Middle East & Africa	$103.42	-10.5%	66.5%	-9.7	% pts.	$155.41	2.5%
Asia Pacific[2]	$83.93	-18.8%	59.0%	-9.2	% pts.	$142.16	-6.1%

Regional Composite[3]	$92.45	-16.4%	58.8%	-8.1	% pts.	$157.11	-4.8%

International Luxury[4]	$191.56	-17.0%	56.1%	-9.0	% pts.	$341.39	-3.7%

Total International[5]	$100.90	-16.5%	58.6%	-8.2	% pts.	$172.16	-4.8%

Worldwide[6]	$80.64	-16.2%	60.0%	-6.2	% pts.	$134.31	-7.6%

[1]

International financial results are reported on a period basis, while International statistics are reported on a monthly basis. Statistics are in constant dollars for January through February. International includes properties located outside the Continental United States and Canada, except for Worldwide which also includes North America.

[2]	Does not include Hawaii.
[3]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and Courtyard brands. Includes Hawaii.
[4]	International Luxury includes The Ritz-Carlton properties outside of North America and Bulgari Hotels & Resorts.
[5]	Includes Regional Composite and International Luxury.
[6]

Includes international statistics for the two calendar months ended February 28, 2009 and February 29, 2008, and North American statistics for the twelve weeks ended March 27, 2009 and March 21, 2008. Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard Fairfield Inn, TownePlace Suites and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]

	Twelve Weeks Ended March 27, 2009 and March 21, 2008
	REVPAR		Occupancy			Average Daily Rate
Brand	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Marriott Hotels & Resorts	$103.39	-15.9%	61.7%	-6.0	% pts.	$167.56	-7.7%
Renaissance Hotels & Resorts	$105.19	-12.5%	62.5%	-6.2	% pts.	$168.26	-3.8%
Composite North American Full-Service[2]	$103.70	-15.3%	61.8%	-6.1	% pts.	$167.68	-7.0%
The Ritz-Carlton[3]	$192.13	-27.1%	57.0%	-13.1	% pts.	$337.03	-10.4%
Composite North American Full-Service & Luxury[4]	$109.69	-17.0%	61.5%	-6.5	% pts.	$178.32	-8.2%
Residence Inn	$78.58	-16.5%	64.6%	-7.6	% pts.	$121.72	-6.6%
Courtyard	$67.47	-21.5%	56.7%	-8.0	% pts.	$118.90	-10.5%
TownePlace Suites	$48.75	-16.8%	57.0%	-8.0	% pts.	$85.50	-5.1%
SpringHill Suites	$59.95	-21.4%	56.0%	-10.3	% pts.	$107.14	-7.0%
Composite North American Limited-Service[5]	$68.90	-19.9%	59.0%	-8.0	% pts.	$116.86	-9.1%
Composite—All[6]	$92.05	-18.0%	60.4%	-7.2	% pts.	$152.38	-8.3%

Comparable Systemwide North American Properties[1]

	Twelve Weeks Ended March 27, 2009 and March 21, 2008
	REVPAR		Occupancy			Average Daily Rate
Brand	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Marriott Hotels & Resorts	$92.14	-16.5%	59.7%	-5.9	% pts.	$154.31	-8.2%
Renaissance Hotels & Resorts	$92.98	-13.5%	60.5%	-6.0	% pts.	$153.75	-5.0%
Composite North American Full-Service[2]	$92.28	-16.0%	59.8%	-5.9	% pts.	$154.21	-7.7%
The Ritz-Carlton[3]	$192.13	-27.1%	57.0%	-13.1	% pts.	$337.03	-10.4%
Composite North American Full-Service & Luxury[4]	$96.28	-17.1%	59.7%	-6.2	% pts.	$161.20	-8.5%
Residence Inn	$79.38	-13.4%	66.7%	-5.4	% pts.	$119.02	-6.3%
Courtyard	$69.18	-17.0%	59.1%	-5.8	% pts.	$117.15	-8.9%
Fairfield Inn	$49.22	-14.7%	56.5%	-5.8	% pts.	$87.12	-5.9%
TownePlace Suites	$51.33	-14.6%	58.6%	-7.1	% pts.	$87.61	-4.3%
SpringHill Suites	$62.32	-14.3%	59.2%	-5.9	% pts.	$105.24	-5.8%
Composite North American Limited-Service[5]	$66.46	-15.3%	60.6%	-5.8	% pts.	$109.76	-7.2%
Composite—All[6]	$77.97	-16.2%	60.2%	-6.0	% pts.	$129.44	-7.9%

[1]	North America includes properties located in the Continental United States and Canada.
[2]	Includes the Marriott Hotels & Resorts, and Renaissance Hotels & Resorts brands.
[3]	Statistics for The Ritz-Carlton are for January through February.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

REFLECTING COMPARABLE REPORTING WEEKS

Comparable Company-Operated North American Properties[1]
	ADJUSTED
	Twelve Weeks Ended March 20, 2009 and March 21, 2008
	REVPAR		Occupancy			Average Daily Rate
Brand	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Marriott Hotels & Resorts	$99.55	-19.0%	59.9%	-7.9	%pts.	$166.32	-8.4%
Renaissance Hotels & Resorts	$100.52	-16.4%	60.4%	-8.4	%pts.	$166.54	-4.8%
Composite North American Full-Service[2]	$99.72	-18.6%	59.9%	-8.0	%pts.	$166.36	-7.8%
The Ritz-Carlton[3]	$192.13	-27.1%	57.0%	-13.1	%pts.	$337.03	-10.4%
Composite North American Full-Service & Luxury[4]	$105.98	-19.8%	59.7%	-8.3	%pts.	$177.39	-8.7%
Residence Inn	$75.48	-19.8%	62.4%	-9.8	%pts.	$120.99	-7.2%
Courtyard	$64.20	-25.3%	54.5%	-10.2	%pts.	$117.83	-11.3%
TownePlace Suites	$46.96	-19.9%	55.3%	-9.8	%pts.	$84.95	-5.7%
SpringHill Suites	$57.60	-24.5%	54.1%	-12.1	%pts.	$106.39	-7.6%
Composite North American Limited-Service[5]	$65.87	-23.5%	56.8%	-10.1	%pts.	$115.97	-9.8%
Composite – All[6]	$88.64	-21.0%	58.5%	-9.1	%pts.	$151.59	-8.7%

Comparable Company-Operated North American Properties[1]
	REPORTED
	Twelve Weeks Ended March 27, 2009 and March 21, 2008
	REVPAR		Occupancy			Average Daily Rate
Brand	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Marriott Hotels & Resorts	$103.39	-15.9%	61.7%	-6.0	%pts.	$167.56	-7.7%
Renaissance Hotels & Resorts	$105.19	-12.5%	62.5%	-6.2	%pts.	$168.26	-3.8%
Composite North American Full-Service[2]	$103.70	-15.3%	61.8%	-6.1	%pts.	$167.68	-7.0%
The Ritz-Carlton[3]	$192.13	-27.1%	57.0%	-13.1	%pts.	$337.03	-10.4%
Composite North American Full-Service & Luxury[4]	$109.69	-17.0%	61.5%	-6.5	%pts.	$178.32	-8.2%
Residence Inn	$78.58	-16.5%	64.6%	-7.6	%pts.	$121.72	-6.6%
Courtyard	$67.47	-21.5%	56.7%	-8.0	%pts.	$118.90	-10.5%
TownePlace Suites	$48.75	-16.8%	57.0%	-8.0	%pts.	$85.50	-5.1%
SpringHill Suites	$59.95	-21.4%	56.0%	-10.3	%pts.	$107.14	-7.0%
Composite North American Limited-Service[5]	$68.90	-19.9%	59.0%	-8.0	%pts.	$116.86	-9.1%
Composite – All[6]	$92.05	-18.0%	60.4%	-7.2	%pts.	$152.38	-8.3%

[1]	North America includes properties located in the Continental United States and Canada.
[2]	Includes the Marriott Hotels & Resorts, and Renaissance Hotels & Resorts brands.
[3]	Statistics for The Ritz-Carlton are for January through February.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

		Adjustments
	As Reported 12 Weeks Ended March 27, 2009	Restructuring Costs & Other Charges	As Adjusted 12 Weeks Ended March 27, 2009 **	As Reported 12 Weeks Ended March 21, 2008	Percent Better / (Worse) Adjusted 2009 vs. 2008 As Reported
Segment Revenues
Segment revenues	$277	$17	$294	$402	(27)

Segment Results
Base fees revenue	$10	$—	$10	$11	(9)
Timeshare sales and services, net	(11)	16	5	13	(62)
Restructuring costs	(1)	1	—	—	*
Joint venture equity (losses) / earnings	(1)	1	—	5	(100)
Noncontrolling interest	3	—	3	2	50
General, administrative and other expense	(17)	—	(17)	(27)	37

Segment results	$(17)	$18	$1	$4	(75)

Sales and Services Revenue
Development	$121	$4	$125	$205	(39)
Services	70	—	70	84	(17)
Financing	13	13	26	27	(4)
Other revenue	5	—	5	10	(50)

Sales and services revenue	$209	$17	$226	$326	(31)

Contract Sales
Company:
Timeshare	$138	$—	$138	$285	(52)
Fractional	10	—	10	8	25
Residential	(5)	4	(1)	12	(108)

Total company	143	4	147	305	(52)
Joint ventures:
Timeshare	—	—	—	—	*
Fractional	13	(3)	10	5	100
Residential	(27)	27	—	23	(100)

Total joint ventures	(14)	24	10	28	(64)

Total contract sales, including joint ventures	$129	$28	$157	$333	(53)

(Loss) / Gain on Notes Sold
(Loss) / gain on notes sold	$(1)	$—	$(1)	$—	*

*	Percent can not be calculated.
**	Denotes non-GAAP financial measures. Please see page A-13 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURE

EBITDA AND ADJUSTED EBITDA

($ in millions)

	Fiscal Year 2009
	First Quarter
Net (Loss)/ Income attributable to Marriott	$(23)
Interest expense	29
Tax provision, continuing operations	33
Tax provision, noncontrolling interest	1
Depreciation and amortization	39
Less: Depreciation reimbursed by third-party owners	(2)
Interest expense from unconsolidated joint ventures	3
Depreciation and amortization from unconsolidated joint ventures	6

EBITDA **	$86

Non-recurring charges
Severance	2
Facilities exit costs	—
Development cancellations	—

Total restructuring costs	2

Impairment of investments and other, net of prior year reserves	68
Reserves for loan losses	42
Contract cancellation allowances	4
Residual interests valuation	13

Total other charges	127

Total non-recurring charges	129

Adjusted EBITDA **	$215

Decrease over 2008 Adjusted EBITDA	-25%

	Fiscal Year 2008
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net Income/ (Loss) attributable to Marriott	$121	$157	$94	$(10)	$362
Interest expense	42	38	33	50	163
Tax provision, continuing operations	75	139	103	33	350
Tax provision, minority interest	1	1	5	2	9
Tax benefit, synthetic fuel	—	(6)	(1)	—	(7)
Depreciation and amortization	41	47	42	60	190
Less: Depreciation reimbursed by third-party owners	(3)	(3)	(2)	(2)	(10)
Interest expense from unconsolidated joint ventures	4	4	5	5	18
Depreciation and amortization from unconsolidated joint ventures	5	6	6	10	27

EBITDA **	$286	$383	$285	$148	$1,102

Discontinued operations adjustment (synthetic fuel)	1	2	1	—	4
Non-recurring charges
Severance	—	—	—	19	19
Facilities exit costs	—	—	—	5	5
Development cancellations	—	—	—	31	31

Total restructuring costs	—	—	—	55	55

Reserves for expected fundings	—	—	—	16	16
Inventory write-downs	—	—	—	9	9
Contract cancellation allowances	—	—	—	12	12
Accounts receivable-bad debts	—	—	—	4	4
Residual interests valuation	—	—	—	32	32
Hedge ineffectiveness	—	—	—	12	12
Impairment of investments and other	—	—	—	30	30
Reserves for loan losses	—	—	—	22	22

Total other charges	—	—	—	137	137

Total non-recurring charges	—	—	—	192	192

Adjusted EBITDA **	$287	$385	$286	$340	$1,298

The following items make up the discontinued operations adjustment (synthetic fuel)
Pre-tax Synthetic Fuel losses	$1	$2	$1	$—	$4

EBITDA adjustment for discontinued operations (synthetic fuel)	$1	$2	$1	$—	$4

**	Denotes non-GAAP financial measures. Please see page A-13 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

SUMMARY OF RESTRUCTURING COSTS AND OTHER CHARGES

FIRST QUARTER 2009

($ in millions)

External Line	Description	Amount
Timeshare sales and services revenue	Mark-to-market of residual interests	$13
	Contract sale cancellation allowances	4

	Timeshare sales and services revenue	17

Timeshare—direct expenses	Contract sale cancellation allowances	(1)

	Timeshare - direct expenses	(1)

Restructuring costs	Severance	2

	Restructuring costs	2

General, administrative and other	Reserves for security deposits, net of prior year reserves	38

	General, administrative and other	38

Provision for loan losses	Loan impairments	42

	Provision for loan losses	42

Equity in (earnings) losses	Investment impairment	30
	Contract sale cancellation allowances	1

	Equity in (earnings) losses	31

	Restructuring Costs & Other Charges Total	$129

	Tax Impact	(45)

	Restructuring Costs & Other Charges Net of Tax	$84

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

Total Debt Net of Cash

($ in millions)

	Balance at End of 2009 First Quarter	Balance at End of 2008 Fourth Quarter	Change Better/(Worse)
Total debt	$2,977	$3,095	$118
Cash and cash equivalents	(168)	(134)	34

Total debt net of cash**	$2,809	$2,961	$152

	Range		Range
	Estimated Balance	Estimated Balance	As compared to Balance at End of 2008 Fourth Quarter
	Year-End 2009 (a)	Year-End 2009 (b)	Change Better/(Worse) (a)	Change Better/(Worse) (b)
Total debt	$2,495	$2,445	$600	$650
Cash and cash equivalents	(134)	(134)	—	—

Total debt net of cash**	$2,361	$2,311	$600	$650

(a)	Assumes $600M debt repayment in 2009
(b)	Assumes $650M debt repayment in 2009
**	Denotes non-GAAP financial measures. Please see page A-13 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURE RECONCILIATION

MEASURES THAT EXCLUDE RESTRUCTURING COSTS AND OTHER CHARGES

($ in millions)

Full Year 2008
General, administrative and other expenses	$783
Less: Restructuring costs and other charges	32

General, administrative and other expenses excluding restructuring costs and other charges**	$751

**	Denotes non-GAAP financial measures. Please see page A-13 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURE RECONCILIATION

INTERNAL PLANNING ASSUMPTIONS AND RELATED ESTIMATES THAT

EXCLUDE RESTRUCTURING COSTS AND OTHER CHARGES AND CERTAIN TAX ITEMS IN 2009

($ in millions, except per share amounts)

	Assumed/Estimated Full Year 2009
Timeshare sales and services revenue net of Timeshare direct expenses	$35
Add back: Restructuring costs and other charges	20

Timeshare sales and services (net) excluding restructuring costs and other charges**	$55

	Range
	Assumed/Estimated Full Year 2009	Assumed/Estimated Full Year 2009
General, administrative and other expenses	$618	$638
Less: Restructuring costs and other charges	38	38

General, administrative and other expenses excluding restructuring costs and other charges**	$580	$600

	Range		Range
	Assumed/Estimated Second Quarter 2009	Assumed/Estimated Second Quarter 2009	Assumed/Estimated Full Year 2009	Assumed/Estimated Full Year 2009
Earnings per share attributable to Marriott shareholders	$0.17	$0.20	$0.55	$0.69
Add back: Restructuring costs and other charges and certain tax items	0.03	0.03	0.33	0.33

Earnings per share attributable to Marriott shareholders excluding restructuring costs and other charges and certain tax items**	$0.20	$0.23	$0.88	$1.02

	Assumed/Estimated Full Year 2009
Timeshare segment results	$8
Add back: Restructuring costs and other charges	22

Timeshare segment results excluding restructuring costs and other charges**	$30

**	Denotes non-GAAP financial measures. Please see page A-13 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures are not alternatives to revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

2009 First Quarter Results and 2009 Second Quarter and Full Year 2009 Estimated Results as Adjusted. Management evaluates non-GAAP measures that exclude the impact of restructuring costs and other charges and certain tax expenses incurred in the 2009 first quarter as well as estimated restructuring costs expected to be incurred in the second quarter 2009, because those non-GAAP measures allow for period-over-period comparisons of our on-going core operations before material charges. These non-GAAP measures also facilitate management’s comparison of results from our on-going operations before material charges with results from other lodging companies.

During the latter part of 2008 and particularly the fourth quarter, we experienced a significant decline in demand for hotel rooms both domestically and internationally due, in part, to the failures and near failures of several large financial service companies and the dramatic downturn in the economy. Our capital intensive Timeshare business was also hurt by the downturn in market conditions and particularly, the significant deterioration in the credit markets, which resulted in our decision not to complete a note sale in the fourth quarter of 2008 (although we did complete a note sale in the first quarter of 2009). These declines resulted in reduced management and franchise fees, cancellation of development projects, reduced timeshare contract sales, contract cancellation allowances, and charges and reserves associated with expected fundings, loans, Timeshare inventory, accounts receivable, contract cancellation allowances, valuation of Timeshare residual interests, hedge ineffectiveness, and asset impairments. We responded by implementing various cost saving measures, beginning in the fourth quarter of 2008 and which continued in the first quarter of 2009, and resulted in first quarter 2009 restructuring costs of $2 million that were directly related to the downturn. We also incurred other first quarter 2009 charges totaling $127 million that were directly related to the downturn, including asset impairment charges, reserves associated with loans, reversal of the liability related to expected fundings, Timeshare contract cancellation allowances, and charges related to the valuation of Timeshare residual interests. Currently, we expect to incur $11 to $18 million (our calculation assumes a $14 million midpoint) in additional restructuring costs in the 2009 second quarter as a result of our restructuring efforts. This estimate is subject to change.

Certain tax expenses incurred in the first quarter 2009 included $26 million of non-cash charge primarily related to the treatment of funds received from certain foreign subsidiaries that is in ongoing discussion with the Internal Revenue Service (“IRS”).

Earnings Before Interest, Taxes, Depreciation and Amortization. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is used by analysts, lenders, investors and others, as well as by us, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and tax expense can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Adjusted EBITDA. Management also evaluates adjusted EBITDA which excludes: (1) the 2009 first quarter restructuring costs and other charges totaling $129 million; (2) the 2008 fourth quarter restructuring costs and other charges totaling $192 million; (3) the first quarter 2008 impact of the synthetic fuel business. Management excludes the restructuring costs and other charges incurred in both the 2009 first quarter and in the 2008 fourth quarter for the reasons noted above under “2009 Results as Adjusted.” Fourth quarter 2008 restructuring costs and other charges included $55 million of restructuring costs and $137 million of other charges, including charges and reserves associated with expected fundings, loans, Timeshare inventory, accounts receivable, contract cancellation allowances, valuation of Timeshare residual interests, hedge ineffectiveness, and asset impairments. Management also excludes the first quarter 2008 impact of the synthetic fuel business, which was discontinued in 2007 and which did not relate to our core lodging business, to allow for period-over-period comparisons of our on-going core lodging operations and facilitate management’s comparison of our results with those of other lodging companies.

Total Debt, Net of Cash. Total debt net of cash reflects total debt less cash and cash equivalents. Management considers total debt net of cash to be a more accurate indicator of the net debt that must be repaid or refinanced at maturity (as it gives consideration to cash resources available to retire a portion of the debt when due). Additionally, management believes that this financial measure provides a clearer picture of the future demands on cash to repay debt. Management uses this financial measure in making decisions regarding its borrowing capacity and future refinancing needs.